Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-75522, No. 333-33603, No. 333-38648, No. 333-84333 and No. 333-119878) of Urban Outfitters, Inc. of our report dated June 29, 2011 relating to the financial statements and supplemental schedule of the Urban Outfitters, Inc. 401(k) Savings Plan which appear in this Form 11-K.

/s/ BDO USA, LLP
BDO USA, LLP
Philadelphia, Pennsylvania
June 29, 2011